SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) – December 16, 2004

LOCKHEED MARTIN CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	1-11437	52-1893632
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6801 Rockledge Drive, Bethesda, Maryland	20817
(Address of principal executive offices)	(Zip Code)

(301) 897-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

As previously announced, Dain M. Hancock, Executive Vice President and President of Lockheed Martin Corporation’s Aeronautics Company, will retire after nearly 40 years of service. Ralph D. Heath will succeed Mr. Hancock, effective January 17, 2005.

On December 16, 2004, in order to continue an orderly transition of management within the Aeronautics business area, the Corporation entered into a Professional Services Agreement with Dain M. Hancock to provide historical background information, factual and management assistance, guidance and counsel to the Aeronautics Executive Vice President on matters involving operation of the business area. A copy of the Professional Services Agreement is provided as Exhibit 99 to this report.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
99	Professional Services Agreement, between Lockheed Martin Corporation and Dain M. Hancock, dated December 16, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOCKHEED MARTIN CORPORATION

/s/ David A. Dedman
David A. Dedman
Associate General Counsel

December 21, 2004